Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility
of a Trustee Pursuant to Section 305(b)(2) ☐

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

U.S. National Bank	44-0201230
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

1010 Grand Boulevard, Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Richard F. Novosak, Assistant Vice President
2 South Broadway, Suite 600, St. Louis, Missouri 63102
(314) 612-8483

(Name, address and telephone number of agent for service)

ARCH COAL, INC.

(Exact name of obligor as specified in its charter)

DELAWARE	43-0921172
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

ONE CITYPLACE DRIVE, SUITE 300 ST. LOUIS, MISSOURI 63141
(314) 994-2700
(Address of principal executive offices) (Zip Code)

9.875 SENIOR NOTES DUE 2019
(Title of indenture securities)

GENERAL

Item 1.   General Information.

Furnish the following information as to the trustee:

(a)         Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency of the United Sates, Washington, D.C.

(b)         Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

The obligor is not an affiliate of the trustee.

Item 3.   through Item 15.                 Not applicable.

Item 16.        List of Exhibits

Listed below are all exhibits as a part of this Statement of eligibility and qualification.

1.	Articles of Association of the Trustee, as now in effect (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.	Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.	Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.	N/A

6.	Consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.	Report of Condition of the Trustee as of March 31, 2013 (Exhibit 1).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, UMB Bank, National Association, a national banking association existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Louis and the State of Missouri, on the 1st day of March, 2012.

UMB BANK, NATIONAL ASSOCIATION

By:	/s/ Victor Zarrilli

NAME: Victor Zarrilli
TITLE: Senior Vice President

Schedule RC—Balance Sheet	EXHIBIT 1
Dollar amounts in thousands

1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin	RCON0081	326,718
b. Interest-bearing balances	RCON0071	1,630,967
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	129,498
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	6,841,584
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	RCONB987	0
b. Securities purchased under agreements to resell	RCONB989	19,046
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	RCON5369	6,305
b. Loans and leases, net of unearned income	RCON8528	6,010,342
c. LESS: Allowance for loan and lease losses	RCON3123	69,881
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	5,940,461
5. Trading assets (from Schedule RC-D)	RCON3545	40,777
6. Premises and fixed assets (including capitalized leases)	RCON2145	220,194
7. Other real estate owned (from Schedule RC-M)	RCON2150	3,565
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0
9. Direct and indirect investments in real estate ventures	RCON3656	0
10. Intangible assets:
a. Goodwill	RCON3163	90,011
b.Other intangible assets (from Schedule RC-M)	RCON0426	14,677
11. Other assets (from Schedule RC-F)	RCON2160	195,318
12. Total assets (sum of items 1 through 11)	RCON2170	15,459,121
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	12,607,249
1. Noninterest-bearing	RCON6631	5,645,387
2. Interest-bearing	RCON6636	6,961,862
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased	RCONB993	1,729
b. Securities sold under agreements to repurchase	RCONB995	1,658,735
15. Trading liabilities (from Schedule RC-D)	RCON3548	0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	4,808
17. Not applicable
18. Not applicable
19. Subordinated notes and debentures	RCON3200	0
20. Other liabilities (from Schedule RC-G)	RCON2930	129,571
21. Total liabilities (sum of items 13 through 20)	RCON2948	14,402,092
22. Not applicable
23. Perpetual preferred stock and related surplus	RCON3838	0
24. Common stock	RCON3230	21,250
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	368,371
26. Not available
a. Retained earnings	RCON3632	603,836
b. Accumulated other comprehensive income	RCONB530	63,572
c. Other equity capital components	RCONA130	0
27. Not available
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	1,057,029
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	1,057,029
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	15,459,121